Exhibit 99.1

PRESS RELEASE

I-many in Discussions to Acquire Edge Dynamics

EDISON, N.J. – March 7, 2008 – I-many, Inc. (NASDAQ:IMNY), a leading provider of contract management software and services for the enterprise, has entered into discussions with Edge Dynamics, Inc., a privately-held developer of channel- and demand-management software based in Redwood City, CA, regarding the potential acquisition of Edge Dynamics by I-many for an undisclosed amount. The proposed transaction remains subject to due diligence review, negotiation of definitive agreements, and approval by the companies’ respective boards of directors and the shareholders of Edge Dynamics.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results are set forth from time to time in the company’s filings with the Securities and Exchange Commission.

Company Contacts:

Kevin Harris, CFO

732.452.1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc.

Ron Both, 949.574.3860

ron@liolios.com

or

Geoffrey Plank, 949.574.3860

geoffrey@liolios.com